INSTRUCTIONS TO REGISTERED HOLDER

OR DTC PARTICIPANT

FROM BENEFICIAL OWNER

FOR

6.04% FIRST MORTGAGE BONDS DUE 2016

OF

NORTHWESTERN CORPORATION

The undersigned hereby acknowledges receipt of the Prospectus dated                  , 2007 (the “Prospectus”) of NorthWestern Corporation, a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange $150,000,000 of its 6.04% First Mortgage Bonds due 2016 (“New Bonds”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for an identical principal amount of its outstanding 6.04% First Mortgage Bonds due 2016 which have not been registered under the Securities Act (the “Original Bonds”). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Bonds held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The principal amount of the Original Bonds held by you for the account of the undersigned is (fill in the amount):

$_____________	(principal amount of Original Bonds).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Original Bonds held by you for the account of the undersigned.

☐	To TENDER the following Original Bonds held by you for the account of the undersigned (insert principal amount of Original Bonds to be tendered, if any):

$_____________	(principal amount of Original Bonds).

☐	NOT TO TENDER any Original Bonds held by you for the account of the undersigned.

If the undersigned is instructing you to tender any or all of the Original Bonds held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Bonds, including but not limited to the representations that: (i) the New Bonds or book-entry interests therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Bonds, (iii)  the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the New Bonds must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Bonds or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of New Bonds or interests therein obtained by such holder in exchange for Original Bonds or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the undersigned is not at an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive New Bonds for its own account pursuant to the Exchange Offer, the undersigned represents that the Original Bonds to be exchanged for the New Bonds were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Original Bonds.

SIGN HERE
Name of beneficial owner(s) (please print):
Signature(s):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date:	, 2007